UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina		27410
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	UFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 amends the Current Report on Form 8-K (the “Original 8-K”) Unifi, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2020, regarding, among other things, the Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of April 29, 2020, by and between Unifi Manufacturing, Inc., a wholly owned subsidiary of the Company (“UMI”), and Parkdale, Incorporated, a North Carolina corporation (“Buyer”), pursuant to which UMI agreed to sell to Buyer, and Buyer agreed to purchase from UMI, all of UMI’s 34% equity ownership interest in Parkdale America, LLC (“PAL”) in exchange for cash in the amount of $60.0 million.  The purpose of this Amendment No. 1 is to include the pro forma financial information required by Item 9.01 of Form 8-K.  The disclosure included in the Original 8-K otherwise remains unchanged.

Item 9.01.Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial statements (the "Pro Forma Financial Statements"), which are attached hereto as Exhibit 99.1 and incorporated herein by reference, have been prepared to reflect the sale of UMI’s 34% equity ownership interest in PAL to Buyer that was completed on April 29, 2020 (the "sale transaction").

The unaudited pro forma condensed consolidated balance sheet is presented as if the sale transaction had occurred on March 29, 2020.  The unaudited pro forma condensed consolidated statements of operations for the nine months ended March 29, 2020 and the fiscal year ended June 30, 2019, are presented as if the sale transaction had occurred on July 1, 2019 and June 25, 2018, respectively. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the sale transaction and, with respect to the statements of operations only, expected to have a continuing impact on the combined results.

The Pro Forma Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States.  The Purchase Agreement contains customary representations and warranties which survive for 12 months following the closing of the sale transaction.  Accordingly, the pro forma adjustments are preliminary, and have been made solely for the purpose of providing Pro Forma Financial Statements as required by the SEC rules.  Differences between these preliminary estimates and the final sale accounting may be material.

The Pro Forma Financial Statements are provided for informational purposes only and do not purport to represent what the actual consolidated financial position or the actual consolidated results of operations of the Company would have been had the sale transaction occurred on the dates assumed, nor are they necessarily indicative of the future consolidated financial position or the future consolidated results of operations.  The Pro Forma Financial Statements should be read in conjunction with (i) the accompanying notes to the Pro Forma Financial Statements, (ii) the unaudited condensed consolidated financial statements and accompanying notes of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended March 29, 2020 and (iii) the audited consolidated financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2019.

(d) Exhibits.

Exhibit No.	Description

99.1	Unifi, Inc. Pro Forma Unaudited Condensed Consolidated Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

Date: June 3, 2020	By:	/s/ CRAIG A. CREATURO
Craig A. Creaturo
Executive Vice President & Chief Financial Officer